UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2014
Date of Report (Date of earliest event reported)

Verde Science, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53253 (Commission File Number)	20-8387017 (IRS Employer Identification No.)

400 S. Zang Blvd. Suite 812 Dallas, Texas (Address of principal executive offices)	75208 (Zip Code)

(888) 224-6039
Registrant's telephone number, including area code

Rango Energy Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Effective May 7, 2014, Rango Energy Inc. (the "Company") effected a name change on the OTCQB to Verde Science, Inc.

This name change was effective under Nevada corporate law as of May 7, 2014, pursuant to Articles of Merger that were previously filed with the Nevada Secretary of State on April 22, 2014. Pursuant to such Articles of Merger, our Company merged with its wholly-owned subsidiary, Verde Science, Inc. The merger is in the form of a parent/subsidiary merger, with our Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger/name change was not required. The Articles of Merger provided that, upon completion of the merger effective on May 7, 2014, our Company's Articles of Incorporation would be amended as of such date to change the Company's name to "Verde Science, Inc."

Item 7.01     Regulation FD Disclosure

On May 7, 2014, the Company issued a news release announcing that its new ticker symbol will be "VRCI" OTCQB and its name has changed to Verde Science, Inc.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01     Other Events

The name change became effective with the OTCQB at the opening for trading on May 7, 2014 under the stock symbol "VRCI". The Company's new CUSIP number is 92337L 104.

Item 9.01     Financial Statements and Exhibits.
Exhibit Number	Document
3.1	Articles of Merger as filed with the Nevada Secretary of State on April 22, 2014
99.1	News Release dated May 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VERDE SCIENCE, INC.
DATE: May 7, 2014	/s/ Harpreet Sangha Harpreet Sangha President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the board of directors

__________